Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

John R. Davis, President and Chief Executive Officer, and Mario Usera, Executive Vice President and Chief Financial Officer, of CCSB Financial Corp. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the annual report of the Company on Form 10-KSB for the fiscal year ended September 30, 2004 and that to the best of his knowledge:

1)	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

December 20, 2004 Date	/s/ John R. Davis
John R. Davis, President and Chief Executive Officer

December 20, 2004 Date	/s/ Mario Usera
Mario Usera, Executive Vice President and Chief Financial Officer